Exhibit 99.6

ITEM 1--BUSINESS--THE COMPANY--DIRECTORS OF THE COMPANY
(from the Annual Report on Form 10-K of CarrAmerica Realty Corporation for the year ended December 31, 1998)

     The directors of the Company are divided into three classes, with approximately one-third of the directors elected by the stockholders annually. The Board of Directors of the Company currently consists of the following persons:

     Oliver T. Carr, Jr., 73, has been Chairman of the Board of Directors of the Company since February 1993. He also served as Chief Executive Officer of the Company from 1993 to 1997. Mr. Carr's term as a director of the Company expires at the 1999 Annual Meeting of Stockholders and he has been renominated for election by the stockholders at that meeting to serve another three-year term. Mr. Carr founded The Oliver Carr Company in 1962 and since that time has been its Chairman of the Board and a director. In addition, Mr. Carr has served as President of The Oliver Carr Company since February 1993. He was Chairman of the Board of Trustees of The George Washington University until May 1995. Mr. Carr is the father of Thomas A. Carr, the Company's current President and Chief Executive Officer, and Robert O. Carr, the President of Carr Urban Development, Inc. Mr. Carr is a member of the Investment Committee and the Executive Committee of the Board of Directors.

     Thomas A. Carr, 40, has been President and a director of the Company since February 1993. Mr. Carr's term as a director of the Company expires at the 2001 Annual Meeting of Stockholders. In May 1997, Mr. Carr was appointed Chief Executive Officer of the Company, at which time he resigned as Chief Operating Officer of the Company, a position he had held since April 1995. Prior to such time, Mr. Carr was the Company's Chief Financial Officer from February 1993 to April 1995. Mr. Carr is a director of The Oliver Carr Company. Mr. Carr holds a Masters in Business Administration degree from Harvard Business School, and a Bachelor of Arts degree from Brown University. Mr. Carr is a member of the National Association of Real Estate Investment Trusts; the Young Presidents Organization; the Federal City Council and the International Development Research Council. Mr. Carr is the son of Oliver T. Carr, Jr. and the brother of Mr. Robert O. Carr. Mr. Carr is a member of the Investment Committee and the Executive Committee of the Board of Directors. In addition, Mr. Carr is a member of management's Operating Committee and Investment Committee.

     Ronald Blankenship, 49, was appointed as a director of the Company in August 1998 to fill a vacancy until the 1999 Annual Meeting of Stockholders, and has been nominated for election by the stockholders at that meeting to serve the remainder of a term that expires at the 2000 Annual Meeting of Stockholders. Mr. Blankenship was nominated to the Board as a designee of SC-USREALTY, a major stockholder of the Company. Mr. Blankenship has been the Vice Chairman and Chief Operating Officer of Security Capital Group Incorporated since May 1998. Previously, Mr. Blankenship was Managing Director of Security Capital Group Incorporated from March 1991 to May 1998. Mr. Blankenship is a director of Security Capital Group Incorporated and Storage USA, Inc. He received his B.B.A. from the University of Texas at Austin. Mr. Blankenship is a member of the Executive Compensation Committee of the Board of Directors.

     Andrew F. Brimmer, 72, has been a director of the Company since February 1993. Dr. Brimmer's term as a director of the Company expires at the 1999 Annual Meeting of Stockholders and he has been renominated for election by the stockholders at that meeting to serve another three-year term. He has been President of Brimmer & Company, Inc., an economic and financial consulting firm, since 1976. Dr. Brimmer is the Wilmer D. Barrett Professor of Economics at the University of Massachusetts--Amherst. He also serves as a director of BlackRock Investment Income Trust, Inc. (and other funds), Borg-Warner Automotive, Inc., and Airborne Express. From 1995 to 1998, Dr. Brimmer served as chairman of the District of Columbia Financial Control Board. He also was a member of the Board of Governors of the Federal Reserve System from 1966 through 1974. Dr. Brimmer received a B.A. degree and a masters degree in economics from the University of Washington and a Ph.D. in economics from Harvard University. Dr. Brimmer is a member of the Audit Committee of the Board of Directors.

     A. James Clark, 71, has been a director of the Company since February 1993. Mr. Clark's term as a director of the Company expires at the 2000 Annual Meeting of Stockholders. He has been Chairman of the Board and President of Clark Enterprises, Inc., a Bethesda, Maryland-based company involved in real estate, communications, and commercial and residential construction, since 1972. Mr. Clark is a member of the University of Maryland Board of Visitors and Foundation, and is a Trustee Emeritus of the Johns Hopkins University and the Johns Hopkins Board of Medicine. He is also a member of the PGA Tour Golf Course Properties Advisory Board and an advisory director of Potomac Electric Power Company. Mr. Clark is a graduate

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of the University of Maryland. Mr. Clark is a member of the Investment
Committee, the Executive Committee, the Executive Compensation Committee, and the Nominating Committee of the Board of Directors.

     Timothy Howard, 50, was appointed as a director of the Company in August 1998 to fill a vacancy until the 1999 Annual Meeting of Stockholders, and has been nominated for election by the stockholders at that meeting to serve the remainder of a term that expires at the 2000 Annual Meeting of Stockholders. Mr. Howard has been the Executive Vice President and Chief Financial Officer of Fannie Mae since 1990. From 1988 to 1990, Mr. Howard was Executive Vice President--Asset Management of Fannie Mae. Mr. Howard has held positions of increasing responsibility with Fannie Mae since beginning with the company in 1982. Mr. Howard received his Bachelor of Science and Masters in Economics degrees from UCLA. Mr. Howard is a member of the Audit Committee and the Executive Compensation Committee of the Board of Directors.

     Caroline S. McBride, 45, has been a director of the Company since July 1996. Ms. McBride's term as a director of the Company expires at the 2001 Annual Meeting of Stockholders. Ms. McBride was nominated to the Board of Directors as a designee of SC-USREALTY. Since March 1997, Ms. McBride has been a Managing Director of Security Capital Global Strategic Group, an affiliate of SC-USREALTY. From June 1996 to July 1997, Ms. McBride was Managing Director of Security Global Capital Management Group. Prior thereto, from July 1978 to May 1996, Ms. McBride was with IBM, where she was director of private market investments for the IBM Retirement Fund from 1994 to 1996 and director of real estate investments for the IBM Retirement Fund from 1992 to 1994. Ms. McBride is on the Board of Directors of Storage USA, Inc., BelmontCorp, CWS Communities Trust and the Real Estate Research Institute. Ms. McBride received her Masters in Business Administration degree from New York University and a Bachelor of Arts degree from Middlebury College. Ms. McBride is a member of the Investment Committee and the Audit Committee of the Board of Directors.

     William D. Sanders, 57, has been a director of the Company since May 1996. Mr. Sanders' term as a director of the Company expires at the 1999 Annual Meeting of Stockholders and he has been renominated for election by the stockholders at that meeting to serve another three-year term. Mr. Sanders was nominated to the Board as a designee of SC-USREALTY. He is the founder and Chairman of Security Capital Group, an affiliate of SC-USREALTY. Mr. Sanders retired on December 31, 1989 as Chief Executive Officer of LaSalle Partners Limited, a firm he founded in 1968. Mr. Sanders is on the Board of Directors of Security Capital European Realty, SC-USREALTY, and Storage USA, Inc. Mr. Sanders is a former trustee and member of the executive committee of the University of Chicago and a former trustee fellow of Cornell University. Mr. Sanders received his Bachelor of Science degree from Cornell University. Mr. Sanders is a member of the Nominating Committee of the Board of Directors.

     Wesley S. Williams, Jr., 56, has been a director of the Company since February 1993. Mr. Williams' term as a director of the Company expires at the 2001 Annual Meeting of Stockholders. Mr. Williams has been a partner of the law firm of Covington & Burling, Washington, D.C., since 1975. He was adjunct professor of real estate finance law at Georgetown University Law Center from 1971 to 1973 and is a contributing author to several texts on banking law and on real estate finance and investment. Mr. Williams is on the Editorial Advisory Board of the District of Columbia Real Estate Reporter. Mr. Williams serves as a director of Blackstar Communications, Inc.; Blackstar LLC; and the Federal Reserve Bank of Richmond, Virginia. Mr. Williams is Co-Chairman of the Board of Directors and Co-CEO of The Lockhart Caribbean Corporation and its real estate, insurance, consumer finance, and internet services subsidiaries. Mr. Williams is a member of the Executive Committee of the Board of Trustees of Penn Mutual Life Insurance Company, of which he is the Senior Trustee. Mr. Williams received B.A. and J.D. degrees from Harvard University, an M.A. degree from the Fletcher School of Law and Diplomacy and an LL.M. from Columbia University. Mr. Williams is a member of the Executive Compensation Committee of the Board of Directors.

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